UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2012

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

                             500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  APPOINTMENT OF CERTAIN OFFICERS.

(c) On August 16, 2012, Independence Bancshares, Inc. (the "Company"), announced that Martha L. Long, 53, has been named Chief Financial Officer of the Company’s wholly owned subsidiary, Independence National Bank (the "Bank").

Ms. Long has assisted the Bank with financial accounting matters as an independent contractor since June 2011, working closely with the former Acting Chief Financial Officer, and has over 31 years of experience in various senior financial officer roles.  Prior to her work with the Bank, Ms. Long served in various accounting capacities, including most recently working for her own CPA firm.  She has also served as Senior Vice President and Controller for two SEC-registered companies, The First Savings Bank and Insignia Financial Group, Inc., an owner and operator of multi-family housing facilities.  Ms. Long is a graduate of Bob Jones University with a degree in Accounting and is a certified public accountant in South Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: August 20, 2012

By: /s/LAWRENCE R. MILLER

Name:  Lawrence R. Miller

Title:  Chief Executive Officer